MID AMERICAS CORP.
(An Exploration Stage Company)
INTERIM FINANCIAL STATEMENTS
For the six month period ended December 31, 2012
(Restated)

(Stated in US Dollars)

(AUDITED)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Mid Americas Corporation:

We have audited the accompanying balance sheets of Mid Americas Corporation (“the Company”) as of June 30, 2012 and December 31, 2012 and we have audited the related statements of operations, stockholders’ equity (deficit) and cash flows for the six months ended December 31, 2012 and the period from inception (April 23, 2012) to December 31, 2012.These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 4, the Company changed the manner in which it accounts for  Mineral Property Option’s to account for these as exploration expenses as opposed to being capitalized  in order to more clearly reflect the accounting treatment described under the terms of the Option Agreement.

In our opinion, the audited financial statements referred to above present fairly, in all material respects, the financial position of Mid Americas Corporation, as of June 30, 2012 and December 31, 2012,  the six months ended December 31, 2102 and the period from inception (April 23, 2012) to December 31, 2012, including the results of its operations and its cash flows for the audited periods then ended, are in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting.  Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ B F Borgers CPA PC
B F Borgers CPA PC
Denver, CO
June 18, 2013

MID AMERICAS CORP.
(An Exploration Stage Enterprise)
Balance Sheets
(Restated)

	December 31,	June 30,
	2012 (Audited)	2012 (Audited)
ASSETS
Current assets:
Cash	$0	$0
Total current assets	0	0

Total assets	$0	$0

LIABILITIES
Current liabilities:
Accounts payable	$2,850	$401,850
Accrued liabilities	125,000	-
Total current liabilities	127,850	401,850

STOCKHOLDERS' DEFICIT
Common stock, $0.01 par value, 5,000,000 authorized,
5,000,000 shares issued and outstanding as at December 31, 2012 and June 30, 2012 respectively	50,000	50,000
Capital in excess of par value	950,000	950,000
Share subscriptions receivable	-	(650,000)
(Deficit) accumulated during the exploration stage	(1,127,850)	(751,850)
Total stockholders' deficit	(127,850)	(401,850)
Total liabilities and stockholders' deficit	$0	$0

See accompanying notes.

MID AMERICAS CORP.
(An Exploration Stage Enterprise)
Statements of Operations (Restated)

	Six months ended December 31, 2012 (Audited)	Cumulative from Inception (April 23, 2012) to December 31, 2012 (Audited)

Revenues	$-	$-

General and administrative expenses:
Exploration expenses, Note 3	376,000	1,076,000
Consulting fees	-	50,000
Incorporation costs	-	1,850
Total operating expenses	376,000	1,127,850
(Loss) from operations	(376,000)	(1,127,850)

Other income (expense)	-	-
(Loss) before taxes	-	-

Provision (credit) for taxes on income:	-	-
Net (loss)	$(376,000)	$(1,127,850)

Basic and diluted earnings (loss) per common share	$(0.075)

Weighted average number of shares outstanding	5,000,000

See accompanying notes.

MID AMERICAS CORP.
(An Exploration Stage Enterprise)
Statements of Cash Flows
(Restated)

	Six months ended December 31, 2012 (Audited)	Cumulative from Inception (April 23, 2012) to December 31, 2012 (Audited)

Cash flows from operating activities:
Net (loss)	$(376,000)	$(1,127,850)
Changes in current assets and liabilities:
Increase in accounts payable	1,000	2,850
Increase (decrease) accrued liabilities	(275,000)	125,000
Net cash used in operating activities	(650,000)	(1,000,000)

Cash flows from financing activities:
Proceeds from sale of common stock	650,000	1,000,000
Net cash flows from financing activities	650,000	1,000,000
Net cash flows	-	-

Cash and equivalent, beginning of period	-	-
Cash and equivalent, end of period	$-	$-

Supplemental cash flow disclosures:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See accompanying notes.

MID AMERICAS CORP.
(An Exploration Stage Enterprise)
Statement of Changes in Stockholders’ Deficiency
For the Period from April 23, 2012 (date of inception) to December 31, 2012
(Restated)
(Audited)

				Additional	Deficit
	Common Stock			Paid-in	Accumulated
	Shares	Amount ($)	Subscriptions Receivable	Capital ($)	Exploration stage ($)	Total ($)

Balance, April 23, 2012	-	-	-	-	-	-
Shares issued for cash	5,000	50,000	(650,000)	950,000	-	350,000

Stock split 1,000:1 effective on January 31, 2012:	(5,000)	(50,000)	-	-	-	-
	5,000,000	50,000	-	-	-	-
Net loss for the period	-	-	-	-	(751,850)	(751,850)
Balance, June 30, 2012	5,000,000	50,000	(650,000)	950,000	(751,850)	(401,850)
Settlement of subscription receivable	-	-	650,000	-	-	650,000
Net loss for the period	-	-	-	-	(376,000)	(376,000)
Balance, December 31, 2012	5,000,000	50,000	-	950,000	(1,127,850)	(127,850)

See accompanying notes.

MID AMERICAS CORP.
(An Exploration Stage Enterprise)
NOTES TO THE AUDITED FINANCIAL STATEMENTS
(Restated)
December 31, 2012

Note 1 - Organization and summary of significant accounting policies:

Following is a summary of our organization and significant accounting policies:

Organization and nature of business – MID AMERICAS CORP. (identified in these footnotes as “we” or the “Company”) is an International Business Company (“IBC”), incorporated under the Laws of Belize on April 23, 2012.   While our corporate offices are presently located in Belize, all of our profit–earning activities must be conducted outside Belize. We intend to operate in Chile. We use June 30 as a fiscal year for financial reporting purposes.

We are a natural resource exploration stage company and anticipate acquiring, exploring, and if warranted and feasible, developing natural resource assets.

On April 23, 2012 we entered into a Mineral Property Option Agreement (the “Original Property Agreement”) with Gunter Stromberger and Elsa Dorila Durate Horta (the “Vendors”) in respect to a property known as the Algarrobo .  Under the terms of the Option Agreement the Company has the rights to acquire 75% of certain mining concessions in Chile from the Vendors in consideration for cash payments and certain exploration expenditures. On July 27, 2012 we entered into Amendment Number 1 to the Original Property Agreement, and on September 27, 2012, we entered into Amendment Number 2 to the Original Property Agreement (the “Amendments”).

On October 15, 2012, the Company entered into an assignment agreement (the “Assignment Agreement”) in respect of the aforementioned Original Property Agreement and the Amendments with Swingplane Ventures Inc. (“Swingplane”). Under the terms of the Assignment Agreement the Company assigned all of the rights under the Original Property Agreement and the Amendments in consideration for the assumption of the ongoing obligations under the Original Property Agreement and the Amendments thereto, certain share based consideration and certain other terms and conditions.

On January 21, 2013, the Company and Swingplane announced the renegotiation of the Assignment Agreement, whereby the Company would enter into a share exchange agreement with Swingplane, which closed on February 22, 2013 (the “Share Exchange Agreement”).

Under the terms of the Share Exchange Agreement, Swingplane acquired all of the issued and outstanding shares of the Company in exchange for the issuance of a total of 100,000,000 shares of common stock of Swingplane and 5,000,000 shares of preferred stock of Swingplane issued to the shareholders of the Company. The preferred stock is convertible into shares of common stock of Swingplane on the basis of 50 shares of common stock for each 1 share of preferred stock. Further, the preferred stock will carry voting rights of 100 shares of common stock for each one share of preferred stock.

The business combination will be accounted for as a reverse acquisition and recapitalization using accounting principles applicable to reverse acquisitions whereby the financial statements subsequent to the date of the transaction will be presented as a continuation of the Company. Under reverse acquisition accounting the Company (subsidiary) is treated as the accounting parent (acquirer) and Swingplane (parent) is treated as the accounting subsidiary (acquiree). All outstanding shares of Swingplane will be restated to reflect the effect of the business combination and the Company will become a 100% owned subsidiary of Swingplane.

On January 31, 2013, the Company effected a 1,000 for 1 stock split effectively increasing the issued and authorized share capital from 5,000 to 5,000,000 shares, and reducing the par value per share from $10 to $0.01 per share. The effect of this split has been retroactively applied to the common stock balances at June 30, 2012 and reflected in all common stock activity presented in these financial statements.

MID AMERICAS CORP.
(An Exploration Stage Enterprise)
NOTES TO THE AUDITED FINANCIAL STATEMENTS
(Restated)
December 31, 2012

Note 1 - Organization and summary of significant accounting policies (continued):

Organization and nature of business (continued) - To date, our activities have been limited to formation, the raising of equity capital, and the development of a plan to develop and monetize the Algarrobo property.   In the current exploration stage, we anticipate incurring operating losses as we implement our business plan.

Basis of presentation - The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to exploration stage enterprises.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents - For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

Mineral Property and Development Costs –The Company is a natural resource exploration stage company and anticipates acquiring, exploring, and if warranted and feasible, developing natural resource assets.

All direct costs related to the acquisition of mineral property interests are capitalized. Mineral property exploration expenditures are expensed when incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves and pre-feasibility, the costs incurred to develop such property are capitalized. Capitalized costs will be amortized following commencement of commercial production using the unit of production method over the estimated life of proven and probable reserves.

Prior to the date of these financial statements, the Company has incurred only property option costs and exploration related costs which have been expensed in their entirety due to the nature of the underlying terms of the agreement more fully discussed in Note 3 below.

To date the Company has not established any proven or probable reserves on its mineral properties.

Fair value of financial instruments and derivative financial instruments - The carrying amounts of cash and current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.  We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of our foreign exchange, commodity price or interest rate market risks.

The FASB Codification clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. It also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1:	Quoted prices in active markets for identical assets or liabilities.

Level 2:	Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability.

MID AMERICAS CORP.
(An Exploration Stage Enterprise)
NOTES TO THE AUDITED FINANCIAL STATEMENTS
(Restated)
December 31, 2012

Note 1 - Organization and summary of significant accounting policies (continued):

Fair value of financial instruments and derivative financial instruments (continued) –

Level 3:	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Income taxes – The Company is an International Business Company (IBC) incorporated in Belize, and as such is not subject to tax in its jurisdiction of incorporation.  All profit-earning activities must be undertaken outside the country of Belize.  It is anticipated that revenues may be subject to non-resident corporate taxation laws of the country of Chile once profitable operations commence.

Net income per share of common stock – We have adopted applicable FASB Codification regarding Earnings per Share, which require presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.  At December 31, 2012 and June 30, 2012, there were no variances between the basic and diluted loss per share as there were no potentially dilutive securities outstanding.

Note 2 – Going concern:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended December 31, 2012, the Company has had limited operations. As of December 31, 2012, the Company has not emerged from the exploration stage. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. The Company intends to continue financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Mineral Property Agreements:

On April 23, 2012, the Company entered into a Mineral Property Option Agreement (the “Option Agreement”) with Gunter Stromberger and Elsa Dorila Durate Horta (the “Vendors”) in respect to a property known as the Algarrobo.  Under the terms of the Option Agreement the Company has the rights to acquire 75% of certain mining concessions in Chile. On July 27, 2012 we entered into Amendment Number 1 to the Original Property Agreement, and on September 27, 2012, we entered into Amendment Number 2 to the Original Property Agreement (the “Amendments”).

On October 15, 2012, the Company entered into an assignment agreement (the “Assignment Agreement”) in respect of the aforementioned Option Agreement with Swingplane Ventures Inc. (“Swingplane”). Under the terms of the Assignment Agreement the Company assigned all of the rights under the Option Agreement and the Amendments in consideration for the assumption of the ongoing obligations under the Option Agreement and the Amendments, certain share based consideration and certain other terms and conditions.

MID AMERICAS CORP.
(An Exploration Stage Enterprise)
NOTES TO THE AUDITED FINANCIAL STATEMENTS
(Restated)
December 31, 2012

Note 3 – Mineral Property Agreements (continued):

Prior to the execution of the Assignment Agreement, the Company had met the obligations under the Option Agreement and the Amendments by making the following cash payments, which amounts are recorded as exploration expenses pursuant to the terms of the agreement and amendments thereto:

 Section 3.2
(i)	$300,000 cash payment due on April 23, 2012;

(ii)	$400,000 cash payment, remitted as of July 7, 2012;

(iii)	$250,000 cash payment, remitted as of October 15, 2012.

Under the terms of the Assignment Agreement, Swingplane assumed the payment of the remaining Option Payments under Section 3.2 of the Option Agreement and the Amendments as follows:

Section 3.2

(iv)	$250,000 cash payment due November 30, 2012;

(v)	$750,000 cash payment on or before June 30, 2013;

(vi)	$750,000 cash payment on or before June 30, 2014.; and

(vii)
$5,000,000 cash payment to be made from net proceeds of Production.  Net proceeds from Production shall be split as to two-thirds (2/3) to the Optionee and one-third (1/3) to the Optionors until the Optionors shall have received $5,000,000.   Thereafter, the Optionors will revert to a twenty-five (25%) percent carried interest whereby, the Optionors will receive twenty-five (25%) of the net proceeds from Production for the life of the project, which may sold, transferred or assigned.

Further, Swingplane was required to  incur expenditures in an aggregate amount of $20,000,000 over a period of three (3) years from the Effective Date, October 1, 2012, as well as certain additional obligations, as follows:

Section 3.4

(a)	Incur Expenditures in an aggregate amount of $20,000,000 over a period of three (3) years from the Effective Date (October 1, 2012) as follows:

(i)
$10,000,000 to be placed in trust with the Optionee for expenditure on the Property within 180 days from the Effective Date (March 30, 2013) to be fully expended within eighteen (18) months of the Effective Date. (March 31, 2014);

(ii)	$10,000,000 to be expended on or before three years from the Effective Date (October 1, 2015);

(iii)
until the Option is earned retain the services of Gunter Stromberger at a fee of $25,000 per month, which fee shall commence with the commencement of operations on the mining concessions by the Company.

MID AMERICAS CORP.
(An Exploration Stage Enterprise)
NOTES TO THE AUDITED FINANCIAL STATEMENTS
(Restated)
December 31, 2012

Note 3 – Mineral Property Agreements (continued):

All sums paid to the Optionors under Section 3.2 shall be expressly understood to be Expenditures under Section 3.4 which the Optionee must incur pursuant to said Section in order to maintain in force and exercise the Option.

On November 23, 2012, a legal opinion was provided to the Company which noted certain title deficiencies that could impact on the value of the Company’s assets, if not cured.   The Optionors took certain corrective action upon receipt of the title opinion, however, not all of the deficiencies were cured.  The Company considered the deficiencies and determined that they could be cured without loss of the mining concessions and determined to work with the Optionors to take the remedial action to cure such deficiencies.   The Company has reviewed certain accounting treatments and restated their financial statements for the fiscal year ended June 30, 2012 and the six month period ended December 31, 2012, whereby they determined that as a result of the terms of the Option Agreement as expressly set out in Sec 3.4, the Company would record all costs incurred and payments made as exploration expenses. As a result of this treatment, the Company does not believe the findings of the legal opinion as noted above has any impact of the recorded value of the Option Agreement as all amounts are expensed as incurred.

As at December 31, 2012, a total of $951,000 has been remitted by the Company as option payments under the terms of the Option Agreement which amount has been allocated to exploration expenses, and a further $239,185 (including $125,000 of the Option payment due as of November 30, 2012 totaling $250,000) has been paid by Swingplane.  In addition the Company has accrued on its balance sheets as a current liability the remaining $125,000 due as of November 30, 2012, but unpaid by Swingplane as at December 31, 2012, so that total expenditures towards the mineral property option are $1,315,185.

Swingplane remitted the remaining $125,000 due as of November 30, 2012 subsequent to the period, refer to Note 8 – Subsequent events for additional details.

Note 4 – Restatement:

After completion of a detailed review of the Option Agreement described above (ref Note 3), the Company determined to restate amounts previously capitalized as Investment in Mineral Property Option in order to more clearly reflect the accounting treatment described under the terms of the Option Agreement, Section  3.4, whereby   all sums paid to the Optionors under Section 3.2 shall be expressly understood to be Expenditures under Section 3.4 which the Optionee must incur pursuant to said Section in order to maintain in force and exercise the Option

The effect of the restatement on the Company’s balance sheets as of December 31, 2012 and the statement of operations, statement of cash flows and statement of changes in stockholders’ deficit for the six month period ended December 31, 2012 is that payments remitted under the terms of the  Option Agreement are treated as exploration expenses, as opposed to capitalized.

Effect on the Balance sheets as at December 31, 2012
Items	As previously stated ($)	Change in Accounting policy ($)	As Restated ($)
Investment in Mineral Property Options	951,000	(951,000)	-

Accrued Liabilities, Note 3	-	125,000	125,000

(Deficit) accumulated during the exploration stage	(51,850)	(1,076,000)	(1,127,850)

MID AMERICAS CORP.
(An Exploration Stage Enterprise)
NOTES TO THE AUDITED FINANCIAL STATEMENTS
(Restated)
December 31, 2012

Note 4 – Restatement (continued):

Effect on the Statements of Operations for the six months period ended December 31, 2012
Items	As previously stated ($)	Change in Accounting policy ($)	As Restated ($)
Exploration expenses, Note 3	-	376,000	376,000

Effect on the Statements of Operations for cumulative from inception (April 23, 2012) to December 31, 2012
Items	As previously stated ($)	Change in Accounting policy ($)	As Restated ($)
Exploration expenses, Note 3	-	1,076,000	1,076,000

Effect on the Statements of Cash Flows for the six months period ended December 31, 2012
Items	As previously stated ($)	Change in Accounting policy ($)	As Restated ($)
Cash flows from operating activities:
Net (loss)	-	(376,000)	(376,000)
Increase to accrued liabilities, Note 3	-	(275,000)	(275,000)

Cash flows from investing activities:
Investment in option of mineral property	(651,000)	651,000	-

Effect on the Statements of Cash Flows for cumulative from inception (April 23, 2012) to December 31, 2012
Items	As previously stated ($)	Change in Accounting policy ($)	As Restated ($)
Cash flows from operating activities:
Net (loss)	(51,850)	(1,076,000)	(1,127,850)
Increase to accrued liabilities, Note 3	-	125,000	125,000

Cash flows from investing activities:
Investment in option of mineral property	(951,000)	951,000	-

Effect on the Statements of Changes in Stockholders’ Deficiency for cumulative from inception (April 23, 2012) to December 31, 2012
	As previously stated ($)	Change in Accounting policy ($)	As Restated ($)
Deficit accumulated during the exploration stage	(51,850)	(1,076,000)	(1,127,850)

Note 5 – Issuance of shares:

The Company has authorized share capital of 5,000,000 shares of common stock with a par value of $0.01 per share.  On April 23, 2012, the Company received share subscriptions for a total of 5,000,000 shares at a purchase price of $0.20 per share for total proceeds of $1,000,000.  As of June 30, 2 012 the Company received subscription proceeds of $350,000, and recorded the balance of $650,000 as Subscriptions receivable.  During the six month period ended December 31, 2012 the Company received proceeds of $650,000 so that the 5,000,000 shares are paid in full.

As of December 31, 2012 there were a total of 5,000,000 shares issued and outstanding.

MID AMERICAS CORP.
(An Exploration Stage Enterprise)
NOTES TO THE AUDITED FINANCIAL STATEMENTS
(Restated)
December 31, 2012

Note 6 – Related party transactions:

The Company was invoiced a total of $50,000 for consulting services with respect to negotiations of the original Option Agreement in April, 2012 by Toucan Tropical Consulting Ltd. Toucan is also the Company’s controlling shareholder holding 30% of the total issued and outstanding share capital.

Note 7 – Income Taxes:

The Company recorded no income tax provision or benefit for the year ended June 30, 2012, or to the six month period ended December 31, 2012 because the Company believes it is more likely than not that these will not be utilized in the near future due to net losses. The Company generated no taxable income.  Subsequent to this report the Company has undertaken a transaction whereby it will become a wholly owned subsidiary of a U.S.-based reporting company.  The income tax provision (benefit) differs from the amount computed by applying the U.S. Federal income tax rate of 34% plus applicable state rates to the loss before income taxes due to the unrecognized benefit resulting from the Company’s valuation allowance, as well as due to nondeductible expenses.

For income tax reporting purposes, the Company has approximately $1,002,850 of net operating loss carry forwards that expire at various dates through 2032. The Tax Reform Act of 1986 contains provisions that may limit the net operating loss carry forwards and tax credits available to be used in any given year if certain events occur, including significant changes in ownership interests. Realization of net operating loss and tax credit carry forwards is dependent on generating sufficient taxable income prior to their expiration dates.  As of December 31, 2012 and June 30, 2012, the Company had approximately $340,969 and $119,629 of net deferred tax assets, comprised primarily of the potential future tax benefits from net operating loss carry forwards. Based upon the level of historical taxable income and projections for future taxable income over the period in which the deferred tax assets are deductible, management could not conclude that realization of the deferred tax assets as of December 31, 2012 and June 30, 2012 was more likely than not, and therefore, the Company has recorded a valuation allowance to reduce the net deferred tax assets to zero. The valuation allowance increased approximately $221,340 during the six month period ended December 31, 2012. The amount of deferred tax assets considered realizable could be adjusted in the near term if future taxable income is generated.

Note 8- New accounting pronouncements:

The Financial Accounting Standards Board (“FASB”) periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting. The Company has reviewed the recently issued pronouncements and concluded that there are no new accounting standards are applicable to the Company.

Note 9 – Subsequent events:

On January 21, 2013, the Company and Swingplane announced the renegotiation of the Assignment Agreement, whereby the Company would enter into a share exchange agreement with Swingplane, which closed on February 22, 2013 (the “Share Exchange Agreement”).

On January 31, 2013 the Company effected a 1,000 for 1 stock split effectively increasing the issued and authorized share capital from 5,000 to 5,000,000 shares, and reducing the par value per share from $10 to $0.01 per share.

On January 31, 2013 the remaining $125,000 of the $250,000 payment due on November 30, 2012 under the Option Agreement was paid by Swingplane, who agreed to pay the final $125,000 pursuant to renegotiation of the agreements, for total expenditures of $1,315,185 allocated to exploration expenses.  Certain of the payments required under the Option Agreement were paid outside of the timeframes as required under the Option Agreement and the amendments thereto, however, no notice of default was received from the Optionors and the payments were accepted by the Optionors as payments under the Option Agreement.

MID AMERICAS CORP.
(An Exploration Stage Enterprise)
NOTES TO THE AUDITED FINANCIAL STATEMENTS
(Restated)
December 31, 2012

Note 9 – Subsequent events (continued):

On February 22, 2012, the Company and Swingplane closed the Share Exchange Agreement.  Under the terms of the Share Exchange Agreement, Swingplane acquired all of the issued and outstanding shares of the Company in exchange for the issuance of a total of 100,000,000 shares of common stock of Swingplane and 5,000,000 shares of preferred stock of Swingplane issued to the shareholders of the Company. The preferred stock is convertible into shares of common stock of Swingplane on the basis of 50 shares of common stock for each 1 share of preferred stock. Further, the preferred stock will carry voting rights of 100 shares of common stock for each one share of preferred stock.

Concurrent with closing of the Share Exchange Agreement, the 300,000,000 shares of Swingplane issued to the Company in trust were returned to treasury and a total of 337,500,000 shares of the common stock of Swingplane held by an officer and director of Swingplane were returned for cancellation.

The business combination will be accounted for as a reverse acquisition and recapitalization using accounting principles applicable to reverse acquisitions whereby the financial statements subsequent to the date of the transaction will be presented as a continuation of the Company. Under reverse acquisition accounting the Company (subsidiary) is treated as the accounting parent (acquirer) and Swingplane (parent) is treated as the accounting subsidiary (acquiree). All outstanding shares of Swingplane will be restated to reflect the effect of the business combination and the Company will become a 100% owned subsidiary of Swingplane.

Effective March 30, 2013 there is a default on the obligation under Section 3.4 of the Option Agreement whereby the Company was required to place certain funds in trust for exploration expenditures, which amount as at the date of the default would have been $8,684,815.   On May 13, 2013, a default notice was issued by the Optionors and on May 27, 2013, an extension was negotiated between the Company, Swingplane Ventures Inc. and the Optionors.   The parties were unable to renegotiate the agreement on terms financial acceptable to the Optionors and on June 15, 2013, all rights, title and interest under the Option Agreement were lost.  Mid Americas is currently seeking other potential acquisitions in the mining industry.